Consent of Ernst & Young LLP, Independent
                       Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C and Class Y Shares' Prospectuses of Pioneer Independence Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C and Class Y Shares' Statement of Additional Information of Pioneer Independence Fund; and to the incorporation by reference of our report, dated February 22, 2010, on the financial statements and financial highlights of Pioneer Independence Fund in the Annual Report to the Shareowners for the year ended December 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A, No. 333-42105) of Pioneer Independence Fund.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2010